Exhibit 99
COVENANT TRANSPORTATION GROUP ANNOUNCES EXPECTATIONS CONCERNING SECOND QUARTER FINANCIAL RESULTS

CHATTANOOGA, TENNESSEE – June 5, 2018 - Covenant Transportation Group, Inc.  (NASDAQ/GS: CVTI) (“CTG”) announced today its expectations regarding financial results for the second quarter of 2018.

Financial and Operating Results
Chairman, President and Chief Executive Officer, David R. Parker, offered the following comments: “The truckload freight environment has been favorable during the second quarter to date, leading to operating results that are exceeding our expectations.  For the two months ended May 31, 2018, consolidated freight revenue has increased approximately 20.9% compared with the two months ended May 31, 2017. Regarding our two reportable segments, we have experienced the following:

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Truckload Operations - For the two months ended May 31, 2018 as compared to the two months ended May 31, 2017, the fleet size increased approximately 21 trucks (or 0.8%) and average freight revenue per tractor increased 14.8%, as average freight revenue per total mile increased 14.8%, while average miles per tractor were basically flat.  Freight revenue is defined as total revenue excluding fuel surcharge revenue.

On a year-over-year basis, salaries, wages and related expenses have increased significantly primarily due to employee pay adjustments since the second quarter of 2017, as well as increased incentive pay resulting from improved profitability. Partially offsetting the increased compensation expense, year-over-year net fuel expense has decreased, primarily as a result of current year period gains as opposed to prior year period losses on our fuel hedging activity.

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Managed Freight – For the two months ended May 31, 2018, our total managed freight revenue increased approximately 61.1% as compared to the two months ended May 31, 2017. The more competitive freight environment for sourcing third-party capacity is impacting our managed freight expenses, leading to increases in purchased transportation expense (the payments we make to third party carriers to secure capacity for our freight brokerage operations), resulting in reduced year-over-year net revenue margin percentage of low-to-mid teens in the two months ended May 31, 2018.

As a result of the trends mentioned above, we expect to report consolidated earnings for the full second quarter of 2018 in a range of $0.45 to $0.53 per diluted share. These expected results compare to a reported consolidated net income of approximately $1.5 million, or $0.08 per diluted share for the second quarter of 2017."

Covenant Transportation Group, Inc. is the holding company for several transportation providers that offer premium transportation services for customers throughout the United States. The consolidated group includes operations from Covenant Transport and Covenant Transport Solutions of Chattanooga, Tennessee; Southern Refrigerated Transport of Texarkana, Arkansas; and Star Transportation of Nashville, Tennessee.  In addition, Transport Enterprise Leasing, of Chattanooga, Tennessee is an integral affiliated company providing revenue equipment sales and leasing services to the trucking industry. The Company's Class A common stock is traded on the NASDAQ Global Select market under the symbol, “CVTI”.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," “outlook,” and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, the statements relating to the estimated range of earnings per diluted share is a forward-looking statement.  Such items have not been subjected to all the review and audit procedures associated with the release of actual financial results and are premised on certain assumptions.  The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: estimates and adjusting entries made during the review and audit process; the completion of all review and audit procedures and preparation of financial statements in accordance with generally accepted accounting principles; the rates and volumes realized during the second quarter of 2018, any repeal of the implementation of the rule requiring carriers to use ELDs, changes in tax laws or in their interpretations, elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims, increased insurance premiums, fluctuations in claims expenses that result from our self-insured retention amounts, including in our excess layers and in respect of claims for which we commute policy coverage, and the requirement that we pay additional premiums if there are claims in certain of those layers, differences between estimates used in establishing and adjusting claims reserves and actual results over time, adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; changes in the market condition for used revenue equipment and real estate that impact our capital expenditures and our ability to dispose of revenue equipment and real estate on the schedule and for the prices we expect; increases in the prices paid for new revenue equipment that impact our capital expenditures and our results generally; changes in management’s estimates of the need for new tractors and trailers; the effect of any reduction in tractor purchases on the number of tractors that will be accepted by manufacturers under tradeback arrangements; our inability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements; our ability to maintain compliance with the provisions of our credit agreements, particularly financial covenants in our revolving credit facility; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; the volume and terms of diesel purchase commitments and hedging contracts; interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs, decrease efficiency, or reduce the availability of drivers, including revised hours-of-service requirements for drivers and the Federal Motor Carrier Safety Administration’s Compliance, Safety, Accountability program that implemented new driver standards and modified the methodology for determining a carrier’s DOT safety rating; the ability to reduce, or control increases in, operating costs; changes in the Company’s business strategy that require the acquisition of new businesses, and the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; fluctuations in the results of Transport Enterprise Leasing, which are included as equity in income (loss) of affiliate in our financial statements; the number of shares repurchased, if any; the effects of repurchasing the shares on debt, equity, and liquidity; the effects of repurchasing no or a nominal number of shares; and the ultimate uses of repurchased shares, if any.  Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Richard B. Cribbs, Executive Vice President and Chief Financial Officer
RCribbs@covenanttransport.com

For copies of Company information contact:
Kim Perry, Administrative Assistant
KPerry@covenanttransport.com

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